Exhibit 10.2

GENOCEA BIOSCIENCES, INC.

100 Acorn Park Drive, 5th Floor
Cambridge, Massachusetts 02140

November 20, 2014

Hercules Technology Growth Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, California 94301

Attention:  Mr. Manuel A. Henriquez

Ladies and Gentlemen:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Genocea Biosciences, Inc., a Delaware corporation (the “Company”), the Company and Hercules Technology Growth Capital, Inc., a Maryland corporation, in its capacity under and pursuant to the Loan Agreement (as defined below) as administrative agent for itself and the Lender (as defined in the Loan Agreement) (“Hercules”), hereto enter into this letter (the “Letter”) and agree to the following:

1.                                      Initial Equity Investment.

a.                                      Hercules Technology Growth Capital, Inc. shall purchase 223,463 shares (the “Shares”) of the common stock of the Company, $0.001 par value per share (the “Common Stock”) on the date hereof (the “Purchase Date”) at a price per share of $8.95 (equal to the closing price of the Common Stock as reported on The NASDAQ Global Market on November 19, 2014).  Payment for the Shares to be sold by the Company shall be made on the Purchase Date by wire transfer of immediately available funds to the order of the Company.  The Company shall deliver, or cause to be delivered, as promptly as possible following the Purchase Date, the Shares in book entry form. The Shares shall be registered to Hercules Technology Growth Capital, Inc.

b.                                      The Shares shall be issued to Hercules pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Accordingly, the Shares will be subject to resale limitations and may be resold only pursuant to an effective registration statement or an exemption from registration and the Shares will contain a restricted securities legend to such effect.

c.                                       In connection with the purchase of the Shares, the Company hereby represents and warrants to Hercules as follows:

i.                                          Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the

State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted.

ii.                                       Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Letter and otherwise to carry out its obligations hereunder.  The Company’s execution and delivery of this Letter and the consummation by it of the transactions contemplated hereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith.  This Letter has been duly executed by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies generally and to  other equitable principles of general application, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

iii.                                    No Conflicts. The execution, delivery and performance by the Company of this Letter and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares) will not (A) conflict with or violate any provisions of the Company’s certificate of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company, (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract, or (C) conflict with or result in a material violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by Hercules herein).

iv.                                   Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Letter

(including the issuance of the Shares), other than the post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

v.                                      Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Letter , will be duly and validly issued, free and clear of all liens and encumbrances, other than restrictions on transfer applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders.  Assuming the accuracy of the representations and warranties of Hercules in this Letter, the Shares will be issued in compliance with all applicable federal and state securities laws.

vi.                                   SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Shares Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since completing its initial public offering on February 4, 2014 (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective filing dates, or to the extent corrected by a subsequent amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

vii.                                Financial Statements.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent amendment).  Such financial statements have been prepared in accordance with generally accepted accounting prinicples (“GAAP”) (except as may be disclosed therein or in the notes thereto) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

viii.                             Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date of this Letter.

ix.                                   Rule 144 Compliance. The Company shall, at all times prior to the date of sale or other disposition by Hercules of the Shares, use all commercially reasonable efforts to timely file all reports required under the Exchange Act and otherwise timely take all actions necessary to permit Hercules to sell or otherwise dispose of the Shares pursuant to Rule 144 promulgated under the Securities Act as amended and in effect from time to time.

No representation or warranty of the Company contained in this Letter and no certificate furnished or to be furnished to Hercules pursuant to this Letter contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

d.                                      In connection with the purchase of the Shares, Hercules hereby represents and warrants to the Company as follows:

i.                                          Investment Purpose.  The Shares are being acquired for investment and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws, and Hercules has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

ii.                                       Private Issue.  Hercules understands (A) that the Shares are not registered under the Act, or qualified under applicable state securities laws, and (B) that the Company’s reliance on exemption from such registration is predicated on the representations set forth in this Letter.

iii.                                    Financial Risk.  Hercules has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

iv.                                   Accredited Investor.  Hercules is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Act.

v.                                      No Short Sales.  Hercules has not at any time on or prior to the Purchase Date engaged in any short sales or equivalent transactions in the Common Stock.  Hercules agrees that at all times from and after the Purchase Date, it shall not engage in any short sales or equivalent transactions in the Common Stock.

vi.                                   No Representations.  Hercules acknowledges that, in connection with its purchase of the Shares, it is not relying on any representation or warranty made by the Company other than those set forth in Section 1(c) above.

No representation or warranty of Hercules contained in this Letter and no certificate furnished or to be furnished to the Company pursuant to this Letter contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.                                      Subsequent Equity Investments.

a.                                      Hercules may participate in and/or designate one or more of its affiliates (Hercules, together with such affiliates, collectively, “Hercules Purchasers”) to  participate in any one or more Subsequent Financings (as defined below) selected by Hercules in its sole discretion by permitting all Hercules Purchasers who participate in such Subsequent Financings to purchase up to a maximum aggregate (cumulatively for all Subsequent Financings) of $2,000,000.00 of Subsequent Financing Securities (as defined below) therein.  Hercules Purchasers shall have no obligation to purchase Subsequent Financing Securities.  Each Hercules Purchaser acquiring Subsequent Financing Securities in a Subsequent Financing shall be an “accredited investor” as defined in Regulation D promulgated under the Act.

b.                                      As used herein:

i.                                          “Subsequent Financing” means each sale and issuance by the Company on or after the date hereof, in a single transactions or series of related transactions, of shares of its common stock, convertible preferred stock or other equity securities of the Company, whether or not currently authorized (or instruments exercisable for or convertible into shares of common stock, convertible preferred stock or other equity securities of the Company), to one or more accredited investors for cash in a private placement for financing purposes that is broadly marketed to multiple investors, other than a sale effected pursuant to an effective registration statement under the Act.

ii.                                       “Subsequent Financing Securities” means, with respect to any Subsequent Financing, the class and series of common stock, convertible preferred stock or other equity security of the Company, whether or not currently authorized (or instruments exercisable for or convertible into shares of common stock, convertible preferred stock or other equity securities of the Company), sold and issued by the Company to the investor purchasers in such Subsequent Financing.

c.                                       The purchase by each Hercules Purchaser of Subsequent Financing Securities in any Subsequent Financing shall be made, subject to the provisions of this Letter (and subject to Hercules’ rights set forth in the Loan Agreement (as defined below)), upon the same terms and conditions (including, without limitation, price) as purchases by the other investor purchasers of a similar amount of Subsequent Financing Securities therein, and each such Hercules Purchaser shall execute the definitive stock or securities purchase agreement, investor rights agreement, stockholders agreement, voting agreement and other agreements and documents (collectively, the “Operative Documents”) executed by such other investor purchasers in connection with such Subsequent Financing.  As used herein, “Loan Agreement” means that certain Loan and Security Agreement of even date herewith between the Company and Hercules in its capacity as administrative agent for itself and the Lenders as defined therein, as amended and/or restated and in effect from time to time.

d.                                      The Company shall, where practicable, give Hercules not less than ten (10) days written notice prior to the anticipated closing of each Subsequent Financing summarizing the principal terms and conditions of such Subsequent Financing (including, without limitation, price and the principal institutional investor purchasers), and shall provide such drafts and definitive copies of the Operative Documents and other documents and information in connection with such Subsequent Financing as are provided to the other investor purchasers or prospective investor purchasers of Subsequent Financing Securities therein.  Any Hercules Purchaser may exercise its purchase rights hereunder by delivering written notice thereof to the Company no later than the later to occur of (i) five (5) days prior to such anticipated closing, and (ii) five (5) days after Hercules’ actual receipt of such Company notice.  The Operative Documents and other materials and information provided by the Company to Hercules Purchasers in connection with each Subsequent Financing shall be held and treated by each such Hercules Purchaser in confidence in accordance with the provisions of Section 11.12 of the Loan Agreement.  All notices and other communications from the Company to Hercules hereunder shall be given in accordance with the requirements of the notice provisions set forth in the Loan Agreement.

This Letter, and all rights and obligations hereunder, shall terminate upon the earlier of (i) such time when the Hercules Purchasers have purchased $2,000,000.00 of Subsequent Financing Securities in the aggregate and (ii) the later of (a) the repayment of all indebtedness under the Loan Agreement and (b) the expiration or termination of the exercise period for the Warrant (as defined under the Loan Agreement).

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This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of California, excluding its conflict of laws provisions that would cause the application of the laws of any other jurisdiction.

Very truly yours,
GENOCEA BIOSCIENCES, INC.

By:	/s/ Jonathan Poole
Name: Jonathan Poole
Title: Chief Financial Officer

Acknowledged and agreed to:

HERCULES TECHNOLOGY GROWTH

CAPITAL, INC.

By:	/s/ Ben Bang
Name: Ben Bang
Its: Associate General Counsel